UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events
Signatures

Section 8 – Other Events

Item 8.01. Other Events

Weyerhaeuser Company is providing an update regarding the effect of Oregon wildfires on its timberlands and operations.

In September 2020, forest fires in the state of Oregon, commonly referred to as the Holiday Farm, Beachie Creek, Riverside, and Archie Creek fires, spread from adjacent lands onto portions of the company’s Oregon timberland properties. Weyerhaeuser has been collaborating with state and federal authorities on fire suppression efforts. At this time, fires are no longer actively spreading on the company’s land. Fire lines on Weyerhaeuser property are established, and as seasonally wet weather continues the company believes that the risk of escapement is very low. Firefighting efforts are now focused on extinguishing hot spots within the fire perimeter.

Weyerhaeuser is in the process of evaluating damage to its timber and related assets. Based on satellite imagery and aerial photography, the company estimates the fires have had some impact on approximately 125,000 acres of its Oregon timberlands. The company’s initial assessments indicate that the extent of damage varies widely from tract to tract based on topographical conditions, rate of fire spread, age of the timber, and other circumstances. Weyerhaeuser has begun salvage operations in a limited area of its timberlands to safely maximize the value of affected timber. Based on information gathered thus far, the company expects to recover a significant proportion of the merchantable timber value. Weyerhaeuser will expand salvage activity as operating conditions improve. The company remains focused on the continued safety of its employees and contractors.

Weyerhaeuser expects to record a charge in third quarter 2020 to reflect a preliminary assessment of the book value of timber and related assets that cannot be salvaged. At this time, it is too early to provide an estimate of the charge. Other than this charge, the company anticipates that the wildfire activity will not materially affect third quarter financial results. Weyerhaeuser’s manufacturing operations sustained no damage and incurred minimal downtime in conjunction with the fire activity.

Timberlands included in the company’s recently announced agreements to purchase timberlands from and sell timberlands to Hancock Natural Resources Group have sustained minimal or no fire damage. The company continues to expect that these separate transactions will close in the fourth quarter of 2020.

FORWARD LOOKING STATEMENTS

This report contains statements concerning, among other things, the impact of fires on the company’s Oregon timberlands, estimated timber salvage, third quarter financial results, and the acquisition and sale by the company of certain timberlands in Oregon.  These statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, and can be identified by use of words such as “anticipates”, “believes”, “continues”, “estimates”, “expects” and “will” and similar words and terms and phrases using such terms and words. The report may also reference expected events to occur by or at a future date, and such references may also constitute forward-looking statements.

Forward looking statements are based on Weyerhaeuser’s and its management’s current expectations and assumptions and are not guarantees that the information contained in the forward-looking statements will be accurate or that events described in the statements will occur within the time frame indicated, or at all. The accuracy of the company’s and its management’s expectations and assumptions is subject to a number of risks and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, but are not limited to, those identified in our 2019 Annual Report on Form 10-K, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC. More specifically, Weyerhaeuser’s estimates of the extent of fire damage to its timberlands, including affected acreage and estimated salvage of merchantable timber value, may be inaccurate or incomplete and subject to adjustment as the company gains more knowledge about the full effects of the fires to its timberlands. Also, Weyerhaeuser may not be able to complete one or both of the transactions described in this report within the stated time period, or at all, because of a number of factors, including without limitation: the occurrence of any event, change or other circumstances that could give rise to a termination of the transaction under the terms of one or both of the purchase and sale agreements governing the transactions, or the failure to satisfy other closing conditions. There is no guarantee that any of the estimates described in these forward-looking statements are accurate or that any of the anticipated events referenced in these forward-looking statements will occur. If any of the events contemplated by the forward-looking statements do occur, there is no guarantee what effect they will have on the company’s business, results of operations, cash flows, financial condition and future prospects.

Forward-looking statements speak only as of the date they are made, and neither the company nor its management undertakes any obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: October 9, 2020